NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES EXPLORATION PROGRAM

IN NEW BRUNSWICK, CANADA

Company Wins Bids on Approximately 2.5 Million Acres to Explore for New Hydrocarbon Basins

Houston, Texas – March 28, 2010...Southwestern Energy Company (NYSE: SWN) announced that the Department of Natural Resources of the Province of New Brunswick, Canada has accepted the company’s bids for exclusive licenses to search and conduct an exploration program covering over 1,018,000 hectares (2,519,000 acres) in the province in order to test new hydrocarbon basins. The company’s winning bids require it to make investments of approximately $47 million USD over the next three years. The three-year exploration program represents the company’s first venture outside of the United States.

“While the Maritimes Basin has been recognized for years, we have identified a large area which we believe is prospective for oil and natural gas. There is a significant amount of data yet to be collected in order to confirm its economic merit, but if our testing yields positive results, we expect that our activity in the area could increase substantially over the next several years. This could be the beginning of an exciting new chapter in our company’s history,” stated Steve Mueller, President and Chief Executive Officer of Southwestern Energy.

“This tender call was the largest ever issued in New Brunswick by land mass and has generated the highest bid ever received for exploration rights in our province,” said Natural Resources Minister Wally Stiles. “It is indicative of the strong level of interest in oil and natural gas exploration that we are currently experiencing in our province, and we are pleased to welcome Southwestern Energy to our province.”

Southwestern Energy Company is an integrated company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering and marketing. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:

Greg D. Kerley

Brad D. Sylvester, CFA

Executive Vice President

Vice President, Investor Relations

and Chief Financial Officer

           (281) 618-4897

(281) 618-4803

All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All

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statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company’s future operations, are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas and oil (including regional basis differentials); the company’s ability to transport its production to the most favorable markets or at all; the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the company’s success in drilling, the company’s large acreage position in the Fayetteville Shale play, overall as well as relative to other productive shale gas plays; the company’s ability to fund the company’s planned capital investments; the impact of federal, state and local government regulation, including any legislation relating to hydraulic fracturing, the climate or over the counter derivatives; the company’s ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation; the costs and availability of oil field personnel services and drilling supplies, raw materials, and equipment and services; the company’s future property acquisition or divestiture activities; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; conditions in capital markets, changes in interest rates and the ability of the company’s lenders to provide it with funds as agreed; credit risk relating to the risk of loss as a result of non-performance by the company’s counterparties and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see the reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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